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			       QUALIS CARE, L.P.

                                  Subsidiaries



           Name                                Jurisdiction of Incorporation
	   ----                                -----------------------------
Qualis Services, Incorporated............................Delaware

Qualis Credit, Incorporated..............................Delaware

Knightsbridge International
  Reinsurance Corporation................................Barbados